Exhibit 99.1

GSI Technology, Inc. Announces Fourth-Quarter and Year-End Fiscal 2008 Results

— Reports 18th Consecutive Quarter of Profitability —

SANTA CLARA, Calif.--May 8, 2008--GSI Technology, Inc. (Nasdaq:GSIT) today announced financial results for its fourth quarter and fiscal year ended March 31, 2008.

For the quarter, the company reported net revenue of $15.2 million and net income of $2.8 million, or $0.10 per diluted share, based on 28.4 million weighted average shares (diluted), compared to fourth-quarter fiscal 2007 net revenue of $14.0 million and net income of $1.4 million, or $0.06 per diluted share, based on 23.1 million weighted average shares (diluted).

For the twelve months ended March 31, 2008, the company reported net revenue of $53.2 million and net income of $6.8 million, or $0.24 per diluted share, based on 28.6 million weighted average shares (diluted), compared to net revenue of $58.2 million and net income of $7.4 million, or $0.32 per diluted share, based on 22.8 million weighted average shares (diluted) in fiscal 2007.

Per-share figures reflect the issuance of 6,131,111 new shares following the April 3, 2007 closing of the company's initial public offering.

"We are pleased to have completed our first year as a public company on a decidedly positive note," said Lee-Lean Shu, president and chief executive officer. "In addition to reporting our 18th consecutive quarter of profitability, we saw steady sequential improvements throughout the year in three important metrics — net revenue, operating income, and net income. Equally gratifying have been similar improvements in margins. Revenue growth in the fourth quarter was fueled primarily by our business with OEMs in Asia and U.S. distribution. Direct and indirect sales to Cisco Systems, our largest customer, were $4.2 million in the fourth quarter, unchanged from the third quarter."

Fourth-quarter 2008 gross margin was 44.5% compared to 36.8% a year ago and 39.7% in the prior quarter. This improvement reflects a one-time payment received from a third party for the rights to second source our 36 megabit SigmaQuad products that reduced cost of goods sold by approximately $371,000; this one-time item benefited gross margin by 2.4%. For the year, gross margin was 40.1% compared to 38.0% in fiscal 2007.

The improvement in gross margin also reflects higher average selling prices associated with a shift in product mix to a higher percentage of higher-density products. SigmaQuad, the company's next-generation SRAM, accounted for approximately 5.5% of shipments compared to 5.4% in the prior quarter and 3.1% in the second quarter of fiscal 2008.

Fourth-quarter operating margin of 19.7% — compared to 15.6% a year ago and 14.4% in the prior quarter — was similarly affected by the one-time item. Operating margin for fiscal 2008 was 14.1% compared to 18.8% in fiscal 2007 and reflects substantially higher general and administrative expenses due to the ongoing legal, accounting and other expenses associated with being a public company.

At March 31, 2008, inventory was $15.7 million compared to $16.8 million at the end of the third quarter and $24.2 million at March 31, 2007.

Total stock-based compensation expense was $312,000 for this quarter compared to $387,000 in the third quarter of fiscal 2008 and $406,000 a year ago. For the year, total stock-based compensation expense was $1.5 million compared to $1.2 million in fiscal 2007.

At March 31, 2008, the company had $39.6 million in cash, cash equivalents and short-term investments, $15.6 million in long-term investments, $55.1 million in working capital, and stockholders’ equity of $77.1 million.

Outlook for First-Quarter Fiscal 2009:

For the quarter ending June 30, 2008, the company currently expects to report net revenue in the range of $14.8 million to $15.6 million, slightly higher operating expenses and gross margin of approximately 42%, similar to the fourth quarter excluding the one-time item.

About GSI Technology:

Founded in 1995, GSI Technology, Inc. is a leading provider of high-performance static random access memory, or SRAM, products primarily incorporated in networking and telecommunications equipment. Headquartered in Santa Clara, California, GSI Technology is ISO 9001 certified and has worldwide factory and sales locations. For more information, please visit www.gsitechnology.com.

Conference Call

GSI Technology will review its financial results for the fiscal year ended March 31, 2008 and discuss its current business outlook during a conference call for investors at 1:30 p.m. PDT (4:30 p.m. EDT) today, May 8, 2008. To listen to the teleconference, please call toll-free 877-717-3046 (or 706-634-6364 for international callers) approximately 10 minutes prior to the start time. You may also listen to the teleconference live via the Internet at www.gsitechnology.com or www.earnings.com. For those unable to attend, these Web sites will archive the call.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GSI Technology’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to GSI Technology as of the date hereof, and GSI Technology assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with fluctuations in GSI Technology’s operating results; GSI Technology’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers and products in any period; the rapidly evolving markets for GSI Technology’s products and uncertainty regarding the development of these markets; the need to develop and introduce new products to offset the historical decline in the average unit selling price of GSI Technology’s products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to GSI Technology’s business is contained in the company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

GSI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2008	2007	2007	2008	2007

Net Revenue	$15,215	$13,978	$13,979	$53,170	$58,159
Cost of goods sold	8,444	8,433	8,829	31,847	36,042

Gross profit	6,771	5,545	5,150	21,323	22,117

Operating expenses:

Research & development	1,095	1,051	1,195	4,365	4,951
Selling, general and administrative	2,681	2,475	1,769	9,464	6,209
Total operating expenses	3,776	3,526	2,964	13,829	11,160

Operating income	2,995	2,019	2,186	7,494	10,957

Interest and other income, net	350	496	187	1,784	728

Income before income taxes	3,345	2,515	2,373	9,278	11,685
Provision for income taxes	533	857	958	2,505	4,251
Net income	$2,812	$1,658	$1,415	$6,773	$7,434

Earnings per share, basic	$0.10	$0.06	$0.19	$0.25	$1.04
Earnings per share, diluted	$0.10	$0.06	$0.06	$0.24	$0.32

Weighted-average shares used in
computing per share amounts:

Basic	27,740	27,657	6,300	27,537	6,253
Diluted	28,434	28,380	23,063	28,624	22,837

Stock based compensation included in the Condensed Consolidated Statement of Operations:

	Three Months Ended			Twelve Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2008	2007	2007	2008	2007

Cost of goods sold	$57	$82	$73	$294	$227
Research & development	98	121	144	469	515
Selling, general and administrative	157	184	189	698	474
	$312	$387	$406	$1,461	$1,216

GSI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2008	March 31, 2007
Cash and cash equivalents	$15,899	$4,275
Short-term investments	23,666	4,000
Inventory	15,704	24,209
Other current assets	10,610	11,686
Net property and equipment	5,840	4,745
Long-term investments	15,605	-
Other assets	991	995
Total assets	$88,315	$49,910

Current liabilities	$10,808	$11,171
Long-term liabilities	366
Redeemable convertible preferred stock	-	9,007
Stockholders' equity	77,141	29,732
Total liabilities and stockholders' equity	$88,315	$49,910

CONTACT:
GSI Technology, Inc.
Douglas M. Schirle
Chief Financial Officer
408-980-8388
or
Silverman Heller Associates
Philip Bourdillon/Gene Heller
310-208-2550